Exhibit 10.18

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”), is made and entered into this 20th day of September, 2012 by and between Mission West Properties, L.P., a Delaware limited partnership (“Lessor”) and Ariosa Diagnostics, Inc., a Delaware Corporation formerly known as Tandem and Aria (“Lessee”).

RECITALS

A.	Lessee has entered into a lease and amendment with Lessor for an approximately 25,663 square foot building located at 5945 Optical Court, San Jose, California (the “Premises”) dated June 10, 2011 and First Amendment on 12/05/2012 (the “Lease”)

B.	Lessee presently leases 25,663 sq. ft. and has agreed to lease an additional 6264 sq. ft. of lab space.

C.	Lessor to provide $727,813 cash and Lessee to provide in excess of $475,000 for Tenant Improvement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

1.	Premises: Lessee has leased an addition 6264 sq. ft. for a total of 31,927 sq. ft. and 47.3% of building.

2.	BASIC RENT: The basic rent shall be adjusted to and payable as follows:

	Basic Rent*	CAC**	Total
Aug 1. 2012—Sept 31, 2012	$46,193	$6,359	$52,552
Oct 1, 2012—July 31, 2013	$60,799	$7,982	$68,781
Aug 1, 2013—July 31, 2014	$62,258	$7,982	$70,240
*	Monthly base rent to increase by $.05 per sq. ft. over prior year’s monthly base rent on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year’s monthly base rent starting on August 1, 2014 to $2.00 or $63,854.

3.	RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

4.	AUTHORITY: Each party executing this Second Amendment represents and warrants that he or she is duly authorized to execute and deliver this Second Amendment. If executed on behalf of a corporation, that this Second Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this Second Amendment is executed in accordance with the partnership agreement of such partnership), that no other party’s approval or consent to such execution and delivery is required, and that this Second Amendment is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

5.	LEASE RENEWAL: If Lessee renews the Lease for 5 years or more on expiration of initial Lease term and Lessor is not obligated to pay any renewal commissions, Lessor agree that the maximum starting base lease rate will be the lesser of $2.02 per sq. ft. per year or FMV for similar type lab and office space.

6.

FIRST RIGHT OF REFUSAL: Lessor hereby grants Lessee a first right of refusal to lease the following: (i) any space available on 2nd floor of 5941 Optical Court not used by BioCenter, (ii) 5961 Optical Court or (iii) if 5961 Optical is leased then Lessee shall have a first right on 5921 or 5901 Optical Court subject to any existing rights of refusal.

INTENTIONALLY BLANK

1.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, by their duly authorized signatories, as of the day first above written.

Lessor Mission West Properties L.P. By: Mission West Properties, Inc., Its General Partner		Lessee ARIOSA DIAGNOSTICS, INC.

By:	/s/ Carl E. Berg	By:	/s/ Ken Song
Print Name:	Carl E. Berg	Print Name:	Ken Song
Title:	CEO	Title:	CEO

Date: 11/23/12		Date: 12/3/12

2.